EXHIBIT 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Annual Report for Fiscal 2008 Ended December 31, 2008 of Animas Resources Ltd., company organized under the British Columbia Corporations Act (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Winnie Wong, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Winnie Wong

Winnie Wong, Chief Financial Officer

Date: August 6, 2009

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